UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2008

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On August 28, 2008, the Board of Directors of Mechanical Technology, Incorporated (“MTI” or “the Company”) approved a restructuring plan (the "Restructuring") effective August 29, 2008. The Restructuring is designed to help the Company reduce expenses and preserve cash. As part of the Restructuring, 29 positions across the Company and its subsidiaries were eliminated.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On September 3, 2008, The Nasdaq Stock Market approved the Company’s application to transfer from the Nasdaq Global Market to the Nasdaq Capital Market effective September 5, 2008. The Company’s shares will continue to trade under the ticker symbol MKTY.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Restructuring, Ms. Cynthia A. Scheuer, the Company’s Vice President, Chief Financial Officer and Secretary will be transitioning out of the Company by September 26, 2008.

On September 4, 2008, the Company and Ms. Scheuer entered into a separation agreement (“the Agreement”). The terms of her Agreement are based on her employment contract with the Company and include her base salary for six months and continued coverage under the Company’s health care insurance plan for six months on the same terms as during her employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: September 4, 2008	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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